Exhibit 99.1

For Immediate Release	Contact:	Ralph A. Beattie 972/770-5600

CAPITAL SENIOR LIVING CORPORATION

REPORTS FIRST QUARTER 2012 RESULTS;

CFFO INCREASES 13% VERSUS PRIOR YEAR

DALLAS – (BUSINESS WIRE) – May 2, 2012 – Capital Senior Living Corporation (the “Company”) (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the first quarter of 2012. Company highlights for the first quarter include:

Highlights

•	Adjusted Cash From Facility Operations (“CFFO”) increased 13.2% to $6.5 million, or $0.24 per share in the first quarter of 2012, an increase of $0.03 per share from the first quarter of 2011.

•

Adjusted EBITDAR increased 25.3% to $25.7 million in the first quarter of 2012, an increase of $5.2 million from the first quarter of 2011. EBITDAR margin improved to 35.6% from 34.3% in the first quarter of the prior year.

•	Revenue increased 20.7% to $72.2 million in the first quarter of 2012, an increase of $12.4 million from the first quarter of 2011.

•	Average monthly rent increased 6.0% to $2,942 per occupied unit in the first quarter of 2012, an increase of $166 per occupied unit from the first quarter of 2011.

•	Same-community occupancies increased 110 basis points from the first quarter of 2011 and 20 basis points from the fourth quarter of 2011.

•	The Company completed the acquisition of six senior living communities for a combined purchase price of $56.4 million.

•	Subsequent to the end of the first quarter, the Company completed the acquisition of an additional senior living community for a purchase price of $19.2 million.

“We are very pleased to report continued occupancy growth and strong results for the first quarter, which is typically a challenging period,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “Successful execution of our strategic plan is significantly enhancing shareholder value through a focus on operations, marketing and accretive growth. Same-community occupancies increased 110 basis points from the comparable quarter of the prior year and 20 basis points sequentially. EBITDAR margin increased by 130 basis points from the first quarter of 2011. We continue to enhance our geographic concentration by acquiring high quality senior living communities that generate meaningful increases in CFFO, earnings and net asset value. Since the first quarter of last year, we have added 17 communities to our consolidated total, increasing our ownership by approximately 1,700 units. As the value leader in providing quality seniors housing and care at reasonable prices, we are well positioned to make further gains as a substantially all private-pay business in an industry that benefits from need-driven demand and limited new supply.”

Recent Investment Activity

•

Since the beginning of 2012, the Company has completed the acquisition of seven senior living communities for a combined purchase price of approximately $75.6 million. One of these communities is in Indiana and six are in Texas, enhancing the Company’s geographic concentration in these states. Highlights of these transactions include:

•	Additional CFFO of $3.8 million, or $0.14 per share.

•	Incremental earnings of $2.2 million, or $0.08 per share.

•	Increases annual revenue by $19.4 million.

•	Average occupancy 93%.

•	Average monthly rents are approximately $3,100.

These seven communities were financed with approximately $54.8 million of 10-year fixed rate debt that is non-recourse to the Company with an average interest rate of 4.63%.

•

The Company has completed due diligence on an additional high-quality senior living community in Texas. Subject to customary closing conditions, the Company expects to complete this transaction later this quarter.

•

The Company is conducting due diligence on additional transactions consisting of high-quality senior living communities in regions with existing extensive operations. Subject to completion of due diligence and customary closing conditions, the Company expects to acquire additional communities in the third quarter.

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Financial Results

For the first quarter of 2012, the Company reported revenue of $72.2 million, compared to revenue of $59.8 million in the first quarter of 2011. Resident and healthcare revenue increased from the first quarter of the prior year by approximately $14.1 million, or 24.8%, largely as a result of acquiring 13 communities since the second half of 2011 and converting the four Spring Meadows communities previously owned in joint ventures to leased communities. The number of consolidated communities increased from 70 in the first quarter of 2011 to 87 in the first quarter of 2012.

Average monthly rent was $2,942 per occupied unit in the first quarter of 2012, an increase of $166, or 6.0%, over the first quarter of 2011. Financial occupancy of the consolidated portfolio averaged 85.7% in the first quarter of 2012, 10 basis points higher than the fourth quarter of 2011 and 90 basis points higher than the first quarter of 2011.

As a percentage of resident and healthcare revenue, operating expenses were 59.8% in the first quarter of 2012, compared to 59.9% in the first quarter of 2011, an improvement of 10 basis points. Operating expenses for the first quarter of 2012 were $42.5 million, an increase of $8.4 million from the first quarter of 2011, primarily due to 17 additional communities now being consolidated.

General and administrative expenses as a percentage of revenues under management were 4.5% for the quarter, excluding transaction costs associated with the Company’s acquisition program. Transaction costs for the quarter were approximately $0.4 million.

Adjusted EBITDAR for the first quarter of 2012 was approximately $25.7 million, an increase of $5.2 million, or 25.3% from the first quarter of 2011. Adjusted EBITDAR margin was 35.6% for the period, an improvement of 130 basis points from the first quarter of 2011.

Adjusted net income for the first quarter of 2012 was $1.9 million, or $0.07 per share, excluding non-recurring or non-economic items reconciled on the final page of this release. This compares to adjusted net income of $1.7 million, or $0.06 per share in the first quarter of 2011.

Adjusted CFFO was $6.5 million, or $0.24 per share in the first quarter of 2012. Adjusted CFFO exceeded the first quarter of 2011 by $0.8 million, or $0.03 per share.

Operating Activities

At communities under management, excluding one community that had a recent conversion, same-community revenue in the first quarter of 2012 increased 3.9% versus the first quarter of 2011. Excluding the expenses related to one additional day due to leap year in 2012 for comparability between the periods, same-community expenses increased 2.7% and net income increased 5.7% from the first quarter of the prior year.

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Same-community occupancies were 110 basis points higher than the first quarter of 2011 and 20 basis points higher than the fourth quarter of 2011. Same-store occupancy in the first quarter reflected occupancy gains in independent living exceeding those in higher levels of care, resulting in average rents 2.2% higher than the first quarter of 2011 and 0.5% higher than last quarter.

Capital expenditures for the first quarter of 2012 were approximately $2.3 million, representing $1.3 million of investment spending and $1.0 million of recurring capital expenditures. If annualized, spending for recurring capital expenditures equaled approximately $450 per unit.

Balance Sheet

The Company ended the first quarter of 2012 with $26.8 million of cash and cash equivalents, including restricted cash. During the quarter, approximately $13.4 million of cash was invested as equity in the acquisition of six senior living communities. As of March 31, 2012, the Company financed its 38 owned communities with mortgages totaling $276.6 million at fixed interest rates averaging 5.6%. The Company has no mortgage maturities before the third quarter of 2015.

The Company’s mortgage debt includes supplemental financing on existing communities with proceeds of $5.6 million that closed in the first quarter with a maturity date of June 2017. Interest on these borrowings is at a fixed rate of 4.47%. Additional supplemental financing with proceeds of approximately $20.0 million is expected to close in the second quarter of 2012 on similar terms. Cash on hand, cash flow from operations and proceeds from these supplemental financings are expected to be sufficient for working capital, prudent reserves and equity to fund the Company’s 2012 acquisition program. Furthermore, the Company has the ability to pursue additional supplemental financing in the future to fund further acquisitions, reflecting the appreciation in value of the Company’s owned communities.

Q1 2012 Conference Call Information

The Company will host a conference call with senior management to discuss the Company’s first quarter 2012 financial results. The call will be held on Thursday, May 3, 2012 at 11:00 a.m. Eastern Time. The call-in number is 913-312-1491, confirmation code 4351032. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer.

For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting May 3, 2012 at 2:00 p.m. Eastern Time, until May 12, 2012 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 4351032. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com.

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About the Company

Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place. The Company currently operates 91 senior living communities in geographically concentrated regions with an aggregate capacity of approximately 12,600 residents.

Safe Harbor

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, adjusted EBITDAR margin, Adjusted CFFO, Adjusted CFFO per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.

Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 for more information.

CAPITAL/Page 5

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,714	$22,283
Restricted cash	9,111	9,102
Accounts receivable, net	4,195	4,526
Accounts receivable from affiliates	611	708
Federal and state income taxes receivable	4,934	5,438
Deferred taxes	1,533	1,479
Property tax and insurance deposits	8,982	11,395
Prepaid expenses and other	5,822	6,068

Total current assets	52,902	60,999
Property and equipment, net	413,775	365,459
Deferred taxes	5,949	5,782
Investments in unconsolidated joint ventures	1,050	1,070
Other assets, net	32,811	29,016

Total assets	$506,487	$462,326

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,656	$2,297
Accounts payable to affiliates	133	314
Accrued expenses	17,524	19,086
Current portion of notes payable	8,634	8,196
Current portion of deferred income	9,020	8,740
Current portion of capital lease obligations	44	50
Customer deposits	1,502	1,530

Total current liabilities	38,513	40,213
Deferred income	25,148	26,175
Capital lease obligations, net of current portion	22	31
Other long-term liabilities	1,792	1,826
Notes payable, net of current portion	270,837	224,940
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 28,158 and 27,699 in 2012 and 2011, respectively	285	280
Additional paid-in capital	136,187	135,301
Retained earnings	34,637	34,494
Treasury stock, at cost – 350 shares	(934)	(934)

Total shareholders’ equity	170,175	169,141

Total liabilities and shareholders’ equity	$506,487	$462,326

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Revenues:
Resident and health care revenue	$70,998	$56,899
Affiliated management services revenue	154	434
Community reimbursement revenue	1,068	2,491

Total revenues	72,220	59,824
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	42,486	34,055
General and administrative expenses	3,777	2,850
Facility lease expense	13,495	11,431
Stock-based compensation expense	645	258
Depreciation and amortization expense	6,706	3,558
Community reimbursement expense	1,068	2,491

Total expenses	68,177	54,643

Income from operations	4,043	5,181
Other income (expense):
Interest income	26	14
Interest expense	(3,544)	(2,717)
Gain on disposition of assets, net	2	—
Equity in losses of unconsolidated joint ventures, net	(137)	(188)

Income before provision for income taxes	390	2,290
Provision for income taxes	(247)	(992)

Net income	$143	$1,298

Per share data:
Basic net income per share	$0.01	$0.05

Diluted net income per share	$0.01	$0.05

Weighted average shares outstanding — basic	27,262	26,884

Weighted average shares outstanding — diluted	27,314	26,993

Comprehensive income	$143	$1,298

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended March 31,
	2012	2011
Operating Activities
Net income	$143	$1,298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,706	3,558
Amortization of deferred financing charges	106	83
Amortization of deferred lease costs and lease intangibles	91	551
Deferred income	(747)	(218)
Deferred income taxes	(221)	668
Gain on disposition of assets, net	(2)	—
Equity in losses of unconsolidated joint ventures, net	137	188
Provision for bad debts	189	8
Stock based compensation expense	645	258
Changes in operating assets and liabilities:
Accounts receivable	142	(527)
Accounts receivable from affiliates	97	309
Property tax and insurance deposits	2,413	1,535
Prepaid expenses and other	246	1,132
Other assets	345	(2,228)
Accounts payable	(822)	(680)
Accrued expenses	(1,562)	(1,742)
Federal and state income taxes receivable	504	(192)
Customer deposits	(28)	(33)

Net cash provided by operating activities	8,382	3,968
Investing Activities
Capital expenditures	(2,272)	(1,418)
Cash paid for acquisitions	(56,395)	—
Proceeds from disposition of assets	19	—
Contributions to joint ventures	(132)	(463)
Distributions from joint ventures	15	64

Net cash used in investing activities	(58,765)	(1,817)
Financing Activities
Proceeds from notes payable	48,571	—
Repayments of notes payable	(2,236)	(2,019)
Increase in restricted cash	(9)	(2,573)
Cash payments for capital lease obligations	(15)	(35)
Cash proceeds from the issuance of common stock	16	855
Excess tax benefits on stock options exercised	230	314
Deferred financing charges paid	(743)	—

Net cash provided by (used in) financing activities	45,814	(3,458)

(Decrease) increase in cash and cash equivalents	(4,569)	(1,307)
Cash and cash equivalents at beginning of period	22,283	31,248

Cash and cash equivalents at end of period	$17,714	$29,941

Supplemental Disclosures
Cash paid during the period for:
Interest	$3,400	$2,642

Income taxes	$105	$51

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Capital Senior Living Corporation

Supplemental Information

	Communities		Resident Capacity		Units
	Q1 12	Q1 11	Q1 12	Q1 11	Q1 12	Q1 11
Portfolio Data
I. Community Ownership / Management
Consolidated communities

Owned	38	25	5,451	4,052	4,486	3,501
Leased	49	45	6,318	5,514	5,050	4,377
Joint Venture communities (equity method)	3	7	674	1,434	433	1,061

Total	90	77	12,443	11,000	9,969	8,939

Independent living			6,877	6,622	5,716	5,515
Assisted living			4,851	3,663	3,635	2,806
Continuing Care Retirement Communities			715	715	618	618

Total			12,443	11,000	9,969	8,939
II. Percentage of Operating Portfolio
Consolidated communities
Owned	42.2%	32.5%	43.8%	36.8%	45.0%	39.2%
Leased	54.5%	58.4%	50.8%	50.1%	50.7%	49.0%
Joint venture communities (equity method)	3.3%	9.1%	5.4%	13.0%	4.3%	11.9%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			55.3%	60.2%	57.3%	61.7%
Assisted living			39.0%	33.3%	36.5%	31.4%
Continuing Care Retirement Communities			5.7%	6.5%	6.2%	6.9%

Total			100.0%	100.0%	100.0%	100.0%

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Capital Senior Living Corporation

Supplemental Information

Selected Operating Results	Q1 12	Q1 11
I. Owned communities
Number of communities	38	25
Resident capacity	5,451	4,052
Unit capacity	4,486	3,501
Financial occupancy (1)	87.9%	85.3%
Revenue (in millions)	27.5	21.0
Operating expenses (in millions) (2)	15.1	11.7
Operating margin	45%	44%
Average monthly rent	2,507	2,346
II. Leased communities
Number of communities	49	45
Resident capacity	6,318	5,514
Unit capacity	5,050	4,377
Financial occupancy (1)	83.9%	84.5%
Revenue (in millions)	43.4	35.8
Operating expenses (in millions) (2)	23.4	19.2
Operating margin	46%	46%
Average monthly rent	3,306	3,109
III. Consolidated communities
Number of communities	87	70
Resident capacity	11,769	9,566
Unit capacity	9,536	7,878
Financial occupancy (1)	85.7%	84.8%
Revenue (in millions)	70.9	56.8
Operating expenses (in millions) (2)	38.5	30.9
Operating margin	46%	46%
Average monthly rent	2,942	2,776
IV. Communities under management
Number of communities	90	77
Resident capacity	12,443	11,000
Unit capacity	9,969	8,939
Financial occupancy (1)	85.0%	83.4%
Revenue (in millions)	74.0	65.3
Operating expenses (in millions) (2)	40.4	35.5
Operating margin	45%	46%
Average monthly rent	2,958	2,878
V. Same Store communities under management
(Excludes 1 community with a conversion)
Number of communities	76	76
Resident capacity	10,818	10,818
Unit capacity	8,798	8,798
Financial occupancy (1)	84.6%	83.5%
Revenue (in millions)	67.0	64.5
Operating expenses (in millions) (2)	36.2	34.9
Operating margin	46%	46%
Average monthly rent	2,944	2,880
VI. General and Administrative expenses as a percent of Total Revenues under Management
First Quarter (3)	4.5%	4.4%
VII. Consolidated Debt Information (in thousands, except for interest rates)
(Excludes insurance premium and auto financing)
Total fixed rate debt	276,600	181,313
Weighted average interest rate	5.6%	6.1%

(1)	Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.

(2)	Excludes management fees, insurance, property taxes, and casualty losses.

(3)	Excludes transaction costs incurred by the Company during the quarter.

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CAPITAL SENIOR LIVING CORPORATION

NON-GAAP RECONCILIATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Adjusted EBITDAR
Net income from operations	$4,043	$5,181
Depreciation and amortization expense	6,706	3,558
Stock-based compensation expense	645	258
Facility lease expense	13,495	11,431
Provision for bad debts	189	8
Casualty losses	173	21
Transaction costs	440	40

Adjusted EBITDAR	$25,691	$20,497

Adjusted EBITDAR Margin
Adjusted EBITDAR	$25,691	$20,497
Total revenues	72,220	59,824

Adjusted EBITDAR margin	35.6%	34.3%

Adjusted net income and net income per share
Net income	$143	$1,298
Casualty losses, net of tax	109	13
Transaction costs, net of tax	277	25
Resident lease amortization, net of tax	1,349	315
Gain on disposition of assets, net of tax	(1)	—

Adjusted net income	$1,877	$1,651

Adjusted net income per share	$0.07	$0.06

Diluted shares outstanding	27,314	26,993

Adjusted CFFO and Adjusted CFFO per share
Net cash provided by operating activities	$8,382	$3,968
Changes in operating assets and liabilities	(1,335)	2,426
Recurring capital expenditures	(797)	(664)
Casualty losses, net of tax	109	13
Transaction costs, net of tax	277	25
Tax impact of Spring Meadows Transaction	(106)	—

Adjusted CFFO	$6,530	$5,768

Adjusted CFFO per share	$0.24	$0.21

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